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                                  EXHIBIT 11(A)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this post-effective amendment No. 27 to the registration statement of Managed Assets Trust (the "Fund") on Form N-1A (File Nos. 2-79359; 811-3568) of our report dated February 24, 1997, on our audits of the financial statements and financial highlights of the Fund, which report is incorporated by reference in the post-effective amendment to the registration statement.

COOPERS & LYBRAND L.L.P.

Hartford, Connecticut
April 21, 1998